UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-23280	94-3049219
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 3.03. Entry into a Material Definitive Agreement and Material Modification to Rights of Security Holders.

At the special meeting of stockholders held on October 27, 2009, the stockholders of Neurobiological Technologies, Inc. (the “Company”) voted to approve the liquidation and dissolution of the Company pursuant to a Plan of Liquidation and Dissolution (the “Plan of Dissolution”). The Company intends to file a certificate of dissolution on or about November 30, 2009 (the “Effective Date”) with the Delaware Secretary of State in accordance with the Plan of Dissolution.

At the close of business on the Effective Date, the Company also intends to close its stock transfer books and cease recording transfers of shares of its common stock, $0.001 par value per share (the “Common Stock”). At that time, the Common Stock, and stock certificates evidencing the shares of Common Stock, will no longer be assignable or transferable on the Company’s books. We have notified Nasdaq of the date we intend to file our certificate of dissolution and we will seek to delist our shares of Common Stock as soon as practicable. In addition, we requested that the Nasdaq Capital Market suspend the trading of our Common Stock effective at the close of business on the Effective Date. After the Common Stock ceases trading on the Nasdaq Capital Market as a result of such suspension, shares of Common Stock held in street name with brokers may be traded in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the OTC Bulletin Board or the Pink Sheets. Such trading will reduce the market liquidity of the Common Stock. As a result, an investor will find it more difficult to dispose of, or obtain accurate quotations for the price of the Common Stock, if they are able to trade the Common Stock at all.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2009, Abraham E. Cohen, Theodore L. Eliot, Jr., F. Van Kasper and Abraham D. Sofaer each tendered their resignation as members of the Company’s Board, which shall be effective on the Effective Date. None of these resignations involved any controversy or disagreement with the Company.

Matthew M. Loar has been appointed to the Company’s Board, which shall also be effective as of the Effective Date. Mr. Loar is currently the Company’s Vice President and Chief Financial Officer.

On October 27, 2009, upon recommendation of the Compensation Committee, the Board approved special bonus payments of $35,000 to each of William A. Fletcher, the Company’s Acting Chief Executive Officer and Mr. Loar in recognition of their services in connection with the dissolution of the Company and the winding down of our business activities. These bonuses will be paid on or about November 15, 2009.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board has amended the Company’s bylaws, effective as of the Effective Date, to provide that the size of the Company’s Board shall be fixed at three directors.

Item 8.01. Other Events.

In connection with the approval of the liquidation and dissolution of the Company, the Board approved an extraordinary cash dividend of $0.75 per share of the Company’s Common Stock to holders of record as of November 10, 2009. The distribution will be paid on or about November 18, 2009 and the Company’s stock is expected to trade ex-dividend after the payment is made.

The Board has also approved the redemption of each outstanding share of the Company’s Series A Preferred Stock, par value $0.001 per share, for $0.50 per share. The Series A Preferred Stock will be redeemed on or about October 30, 2009.

A copy of the press release regarding the matters included in this report is filed herewith as Exhibit 99.1.

Cautionary Statement About Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” about the Company’s future expectations, potential dividends, liquidation obligations, expenses and plans that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this Current Report on Form 8-K, the word “will,” “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, the following: our board of directors could elect to abandon or delay implementation of the Plan of Dissolution; the precise nature, amount and timing of any distributions to stockholders will depend on and could be delayed by, among other things, claim settlements with creditors and unexpected or greater than expected expenses; our stockholders could be liable to our creditors in the event we fail to create an adequate contingency reserve to satisfy claims against us; the limited ability of our stockholders to publicly trade our stock after we close our stock transfer books on the date we file a certificate of dissolution with the Delaware Secretary of State; and we will continue to incur the expenses of complying with public company reporting requirements. Further information on potential risk factors that could affect the Company, its business and its financial results are set forth in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any duty to update forward-looking statements.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws of Neurobiological Technologies, Inc.
99.1	Press Release of Neurobiological Technologies, Inc., dated October 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 28, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.
	By:	/s/ Matthew M. Loar
Matthew M. Loar
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws of Neurobiological Technologies, Inc.
99.1	Press Release of Neurobiological Technologies, Inc., dated October 28, 2009.